                                                     Exhibit 10.1











                       PURCHASE AGREEMENT



                             between



                 CONSOLIDATED SILVER CORPORATION



                              -and-



                 SUNSHINE PRECIOUS METALS, INC.










                      DATED:  July 1, 1995

                       PURCHASE AGREEMENT

                              INDEX


SECTION                                                     PAGE
 1   Purchase And Sale Of Property............................5

 2   Property.................................................5

 3   Assumption Of Obligations And Liabilities By Sunshine....5

 4   Purchase Price...........................................6

 5   Possession...............................................6

 6   Representations And Warranties Of Con Sil
     a.  Organization.........................................6
     b.  Qualification........................................6
     c.  Authorization and Approval of Agreement..............6
     d.  Ability to Carry Out Agreement.......................7
     e.  Governmental Licenses, Permits and Approvals.........7
     f.  Legal Proceedings; Compliance with Laws..............7
     g.  Broker's Fee.........................................8
     h.  Machinery and Equipment..............................8
     i.  Material Agreements and Instruments..................8
     j.  Title to Real Property...............................8

7    Representations And Warranties Of Sunshine
     a.  Organization.........................................9
     b.  Authorization and Approval of Agreement..............9
     c.  Ability to Carry Out Agreement.......................9
     d.  Broker's Fee.........................................10

8    Covenants Of Con Sil
     a.  Conduct of Business..................................10
     b.  Access to Properties, Books and Records..............10
     c.  Liens................................................11
     d.  Closing Letter.......................................11

9    Covenants Of Sunshine
     a.  Conduct of Business..................................11
     b.  Compliance with Law and Permits......................11
     c.  Maintenance of Property..............................11
     d.  Liens................................................11
     e.  Indemnity............................................12
     f.  Confidentiality......................................12

                       PURCHASE AGREEMENT


SECTION                                                      PAGE

10   Closing..................................................12

11   Transfers And Deliveries By Sunshine
     a.  The Consideration....................................13
     b.  Written Opinion......................................13
     c.  Executed Counterparts................................14

12   Transfers And Deliveries By Con Sil
     a.  Physical Possession..................................14
     b.  Bill of Sale.........................................14
     c.  Deed.................................................14
     d.  Written Opinion......................................14
     e.  Certificates of Title or Origin......................15
     f.  Closing Letter.......................................15

13   Prorations
     a.  Ad Valorem Taxes.....................................15
     b.  Utilities............................................15
     c.  Other Proratable Expenses............................15

14   Conditions To Obligations Of Sunshine
     a.  Shareholder Approval.................................15
     b.  Satisfactory Proceedings.............................15
     c.  Representations and Warranties Correct...............15

15   Conditions To Obligations Of Con Sil
     a.  Shareholder Approval.................................16
     b.  Satisfactory Proceedings.............................16
     c.  Representations and Warranties Correct...............16
     d.  Assumption...........................................16

16   Further Assurances Of Con Sil And Sunshine...............16

17   Books, Records, And Miscellaneous........................16

                       PURCHASE AGREEMENT


SECTION                                                     PAGE
18   Fees And Expenses
     a.  Fees................................................17
     b.  Expenses............................................17

19   Survival Of Representations And Warranties; Covenants
       And Agreements
     a.  Representations and Warranties......................17
     b.  Covenants, Conditions and Agreements................17

20   Indemnification.........................................17

21   Environmental Matters...................................18

22   Shareholder Consent.....................................21

23   Termination Of Agreement................................21

24   Liability On Termination................................21

25   Surrender Of Possession On Termination..................21

26   Miscellaneous
     a.  Exhibits and Schedules..............................22
     b.  No Assignment, Successors, Assigns, Etc.............22
     c.  Governing Law.......................................22
     d.  Counterparts........................................23
     e.  Notices.............................................23
     f.  Amendment...........................................23
     g.  Entire Agreement....................................23
     h.  Waiver..............................................23


Exhibit A -  Properties
Exhibit B -  Royalty Deed
Exhibit C -  Licenses and Permits
Exhibit D -  Legal Proceedings
Exhibit E -  Agreements and Instruments
Exhibit F -  Deed

                       PURCHASE AGREEMENT


     THIS AGREEMENT is made the 1st day of July, 1995, between Consolidated Silver Corporation, an Idaho corporation ("Con Sil"), and Sunshine Precious Metals, Inc., a Delaware corporation
("Sunshine").

                            RECITALS


     WHEREAS, Con Sil is the owner of certain mining properties consisting of patented and unpatented mining claims, together with certain plant, equipment and facilities located thereon; and

     WHEREAS, Sunshine desires to purchase from Con Sil and Con Sil desires to sell to Sunshine those certain assets owned by Con Sil located in Shoshone County, Idaho, upon the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and conditions herein contained, the parties hereto agree as follows:

1. PURCHASE AND SALE OF PROPERTY. Upon the terms and subject to the conditions set forth herein, Con Sil hereby agrees to sell, convey, assign, transfer and deliver to Sunshine and Sunshine hereby agrees to purchase, acquire and accept from Con Sil as of 12:01 a.m. PST (the "Effective Time") on the Closing Date, as defined in Section 10, all right, title and interest in and to the Property, as defined in Section 2 hereof.

2. PROPERTY. The assets to be sold by Con Sil to Sunshine pursuant to this Agreement (the "Property") shall include, without limitation, all of Con Sil's transferable right, title and interest in and to all property and assets, real and personal, set forth in Exhibit "A" attached hereto and by this reference incorporated herein.

3. ASSUMPTION OF OBLIGATIONS AND LIABILITIES BY SUNSHINE. Except as set forth in this Agreement or the exhibits hereto, Sunshine shall not assume or be responsible for any obligation or liability of Con Sil whether fixed or contingent, known or unknown, except to the extent required by agreement(s) between Sunshine and another party or parties. Sunshine shall be entitled to claim and assert any defense by way of counterclaim, off-set, statute of limitations, or otherwise, or any other rights of Con Sil with respect to any and all such debts, obligations and liabilities of Con Sil, to the same extent as Con Sil would be entitled to do absent the assumption thereof by Sunshine.

4. PURCHASE PRICE. The Purchase Price payable to Con Sil as consideration for the sale of the Property shall be paid as follows:

     a. SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000) to be paid at the rate of FIVE THOUSAND DOLLARS ($5,000) per month from the date hereof with the balance due at Closing.

     b. As additional consideration Sunshine shall pay Con Sil a Production Royalty under the terms of the Royalty Deed set forth in Exhibit "B" attached hereto.

5. POSSESSION. Sunshine shall be entitled to immediate possession of the Property upon execution of this Agreement. Sunshine shall have free and unrestricted access to the Property and shall have the exclusive right to enter upon and occupy the Property for all purposes reasonably incident to exploring for, developing, mining (by underground mining, surface mining or any other method), extracting, milling, stockpiling, storing, processing, removing and marketing therefrom all ores, minerals and materials of every nature or sort including the right of placing, constructing, maintaining, using and, thereafter, removing such structures, facilities, equipment, roadways, haulageways and other improvements as may be necessary, useful or convenient for the full enjoyment of all of the rights granted to Sunshine herein.

6. REPRESENTATIONS AND WARRANTIES OF CON SIL. Con Sil represents and warrants to Sunshine that:

     a. ORGANIZATION. Con Sil is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho and has all requisite power and authority (corporate and other) to own, use or deal in the Property.

     b. QUALIFICATION. Con Sil is duly qualified to do business and is in good standing in those states or other jurisdictions where qualification is required in connection with the ownership of, use of or dealing in the Property.

     c. AUTHORIZATION AND APPROVAL OF AGREEMENT. The execution, delivery and performance by Con Sil of this Agreement and all documents contemplated hereby have been duly and effectively authorized by all necessary corporate action on the part of Con Sil, and, except for approval by its directors and stockholders, no consent, approval or other action is required by Con Sil's Certificate of Incorporation, By-Laws or otherwise.

     d. ABILITY TO CARRY OUT AGREEMENT. Con Sil is not a party to, subject to or bound by any judgment, order, writ, injunction or decree of any court or governmental body which would (i) prevent the carrying out of this Agreement, or (ii) materially adversely affect its ownership and use of the Property. Neither the execution and delivery of this Agreement by Con Sil, nor the performance of Con Sil's obligations hereunder, will constitute a violation of, or be in conflict with, or result in the breach of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon the Property under (i) any term or provision of the Certificate of Incorporation or By-Laws of Con Sil, (ii) any obligation of Con Sil under any loan or financing agreement, lease or other agreement or instrument of any kind to which Con Sil is a party.
          No consent or approval of any federal, state or local authority is required for Con Sil's consummation of the sale of the Property.

     e. GOVERNMENTAL LICENSES, PERMITS AND APPROVALS. Con Sil has attached as Exhibit "C" hereto a list of all federal, state and local governmental licenses, permits, contracts, agreements and approvals currently held or being applied for by Con Sil pertaining to the Property and all agreements and contracts between or among any federal, state or local governmental authority, agency or instrumentality and Con Sil relating to the Property and which are not listed on other Exhibits hereto. All such licenses, permits, contracts, agreements and approvals are in full force and effect unless otherwise indicated in Exhibit "C";

     f. LEGAL PROCEEDINGS; COMPLIANCE WITH LAWS. Except as set forth in Exhibit "D", attached hereto, no litigation, proceedings or governmental investigation is pending or, to the knowledge of a principal officer of Con Sil or Con Sil, threatened with respect to Con Sil or the Property, nor is Con Sil operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or governmental agency or body as of the date of this Agreement. To the best of Con Sil's knowledge, it has substantially complied with all laws, rules and regulations, federal, state and local, which affect the Property. There are no outstanding material commitments to federal, state or local governmental authorities for corrective action which require Con Sil to act with respect to health, safety or the environment and which relate to the operation or condition of the Property, except as disclosed in Exhibits "C" and "D".

          The disclosures in Exhibit "D" relate to certain environmental investigations and proceedings and the possibility that claims relating to such investigations and proceedings may be asserted in the future with respect to the Property. Prior to the date hereof, Con Sil has not received any notice or claim that it is a potentially responsible party in any proceedings set forth in Exhibit "D" and, to the best of its knowledge, Con Sil is not aware that any such claims have been made against Con Sil.

     g. BROKER'S FEE. Con Sil has not caused to be incurred for or by Sunshine any liability for any fee or commission in the nature of a finder's, originator's or broker's fee in connection with the subject matter of this Agreement.

     h. MACHINERY AND EQUIPMENT. All machinery, equipment, supplies, fixtures, vehicles and all other personal property located in or on the Property are sold in the condition existing at the Effective Time. Con Sil makes no warranty or representation, express or implied, as to merchantability, fitness for a particular purpose or otherwise.

     i. MATERIAL AGREEMENTS AND INSTRUMENTS. Except as set forth in other Exhibits to this Agreement, Con Sil has attached as Exhibit "E" hereto a list and brief description of all contracts, indentures, guarantees, agreements, or other instruments relating to the Property to which Con Sil is a party as of the date hereof and which are to be assigned and assumed by Sunshine pursuant to this Agreement. Con Sil is not in default or breach, in any material respects, under any of the foregoing and to the best of Con Sil's knowledge no event has occurred which, with the lapse of time or the giving of notice or both would constitute such a material default or breach by Con Sil except as set forth in Exhibit "E". Con Sil has provided to Sunshine copies of all such material contracts, indentures, guarantees, agreements, or other instruments listed in Exhibit "E".

     j. TITLE TO REAL PROPERTY. As to the real property described in Exhibit "A", with the exception of the unpatented mining claims, Con Sil warrants as follows:

           i) Con Sil has, to the best of its knowledge, good and marketable title in fee simple or such lesser estate indicated on Exhibit "A".

          ii) Con Sil has not, prior to the time of this Agreement, conveyed any interest in said property to any third party except as indicated on Exhibit
               "A".

         iii) The property is free from all liens, encumbrances and charges done, made, or suffered by Con Sil or its agents, except for a) current taxes and assessments not delinquent, and b) liens, encumbrances, and charges which do not materially detract from the value of or interfere with the use of the properties subject thereto or affected thereby.

          iv) Sunshine shall have quiet enjoyment against Con Sil and its agents.

           v) As to the unpatented mining claims, Con Sil warrants that, to the best of its knowledge, information and belief, said claims have been located and maintained in compliance with all applicable laws in the State of Idaho and the United States of America; that the land subject to the unpatented claims has not now been claimed by any third party; that Con Sil has filed all required proofs of labor with respect to the same; provided, however, Con Sil does not warrant against a claim of invalid discovery by any third party.

7. REPRESENTATIONS AND WARRANTIES OF SUNSHINE. Sunshine represents and warrants to Con Sil that:

     a. ORGANIZATION. Sunshine is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other) to carry on its business as now being conducted.

     b. AUTHORIZATION AND APPROVAL OF AGREEMENT. The execution, delivery and performance by Sunshine of this Agreement and all documents contemplated hereby have been duly and effectively authorized by all necessary corporate action on the part of Sunshine, and no consent, approval or other action by its stockholders is required by Sunshine's Certificate of Incorporation, By-Laws or otherwise.

     c. ABILITY TO CARRY OUT AGREEMENT. Sunshine is not a party to, subject to, or bound by any judgment, order, writ, injunction, or decree of any court or governmental body which would prevent the carrying out of this Agreement. Neither the execution and delivery of this Agreement nor the performance of Sunshine's obligations hereunder will constitute a violation of, or be in conflict with, or result in the breach of, or constitute a default under
          (i) any term or provision of the Certificate of Incorporation or By-Laws of Sunshine, (ii) any obligation of Sunshine under any loan or financing agreement, lease or other agreement or instrument of any kind to which Sunshine is a party, or (iii) any statute or law. No consent or approval of any Federal, state or local authority is required for the consummation or validity of the purchase of the Property.

     d. BROKER'S FEE. Sunshine has not caused to be incurred for or by Con Sil any liability for any fee or commission in the nature of a finder's, originator's or broker's fee in connection with the subject matter of this Agreement.

8. COVENANTS OF CON SIL. It is covenanted and agreed that between the date hereof and the Closing Date:

     a. CONDUCT OF BUSINESS. Con Sil shall not, without the prior written consent of Sunshine:

          i. enter into any agreement (other than agreements entered into in the ordinary course of business) which will become an obligation of Sunshine or would otherwise affect the Property;

          ii. lease, mortgage, or otherwise encumber any of the Property; or

          iii. enter into discussions or negotiations with any third party concerning the sale of any of the Property or timber rights associated with the Property prior to the Closing Date, or grant options or rights, or enter into any contract or commitment to sell any of the Property or timber rights.

     b. ACCESS TO PROPERTIES, BOOKS AND RECORDS. Con Sil has made and will, during normal business hours and subject to reasonable notification by Sunshine to Con Sil, and subject to Con Sil's reasonable requirements and rules, permit Sunshine and Sunshine's authorized officers, employees, attorneys, engineers, accountants and other agents and representatives to have access to the properties, books and records, and documents relating to the Property. Con Sil shall have the right, in lieu thereof, where such information is included within Con Sil's other corporate records, to make copies of or provide such information from such books and records and documents as Sunshine may from time to time reasonably request.

     c. LIENS. Con Sil will have discharged or released by the Closing Date all mortgages, liens (except liens, if any, for taxes not yet due and inchoate liens of materialmen, mechanics, workmen, repairmen, employees or other similar liens arising in the ordinary course of business which are not delinquent or which are bonded, all of which it agrees to discharge in due course unless such are to be assumed by Sunshine as provided herein), security interests and encumbrances on the Property and properties.

     d. CLOSING LETTER. Con Sil shall provide Sunshine a letter from the Vice President of Con Sil at Closing to the effect that from the date of signing this Agreement to the Effective Time there has been no material change in respect to the Property, except for changes resulting from Sunshine's activities pursuant to its right of possession of the Property, and that all disclosures in Exhibits "A", "C", "D", and "E" are current as of the Effective Time.

9. COVENANTS OF SUNSHINE. It is covenanted and agreed that between the date hereof and the Closing Date:

     a.   CONDUCT OF BUSINESS.

          i. Sunshine shall perform or cause to be performed all work upon the Property in a good and workmanlike manner and in accordance with sound mining and engineering practices.

          ii. Sunshine shall not, without the prior written consent of Con Sil, lease, mortgage, or otherwise encumber or assign any interest in the Property.

     b. COMPLIANCE WITH LAW AND PERMITS. All work performed or caused to be performed by Sunshine upon the property shall be in substantial compliance with all applicable federal, state and local laws, rules and regulations and Sunshine shall comply with all licenses and permits set forth in Exhibit "C".

     c. MAINTENANCE OF PROPERTY. Sunshine shall take or cause to be taken such steps as shall be necessary to maintain the Property in good standing.

     d. LIENS. Sunshine agrees to keep the Property free and clear from any liens arising from Sunshine's operations and pay promptly for all labor performed, and for all supplies, material and equipment used or placed on the Property by or for it, provided that any such lien placed upon the Property shall not be a breach of this section provided that Sunshine, in good faith, is diligently contesting the validity of such lien.

     e. INDEMNITY. Sunshine shall indemnify and save harmless Con Sil from and against any and all claims, demands, suits or causes of action in law or equity of whatsoever kind and character resulting from any act, operations or negligence of Sunshine on the Property or in connection therewith between the date hereof and the Closing Date.

     f. CONFIDENTIALITY. In the event of the termination of this Agreement, Sunshine shall promptly return to Con Sil all documents, work papers, and other material obtained by Sunshine or on its behalf from Con Sil or Con Sil's representatives as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof, and Sunshine shall not retain any copy or other reflection of any such documents, work papers and other material. Sunshine shall at all times prior to the Closing Date, and in the event of termination of this Agreement, cause any information so obtained to be kept confidential and will not use, or permit the use of, such documents, work papers and other materials in its business or in any other manner or for any other purpose, unless such information (i) becomes generally available to the public other than as a result of a disclosure by Sunshine or its representatives, (ii) was available to Sunshine on a non-confidential basis prior to its disclosure to Sunshine by Con Sil or its representatives, or (iii) becomes available to Sunshine on a non-confidential basis from a source other than Con Sil or its representatives, provided that such source is not bound by a confidentiality agreement with Con Sil or its representatives; provided, further, that to the extent information obtained by Sunshine as a result of this Agreement, whether so obtained before or after the execution hereof, relates to Con Sil or any affiliate, Sunshine's obligation hereunder shall survive for a period of three years from the date of this Agreement and shall not terminate on the Closing Date or upon termination of this Agreement.

     g. Sunshine shall permit Con Sil's representative access to the Property and to all information (including, without limitation, all exploration results) generated or acquired by Sunshine with respect to the Property.

10. CLOSING. The Closing shall take place at 9:00 a.m., local time, in the offices of Con Sil located at 6500 Mineral Drive, Coeur d'Alene, Idaho, 83814, on the first business day following approval of the Agreement by the Con Sil shareholders, or such other date mutually agreed upon in writing by the parties hereto (the "Closing Date"), provided that the Closing must occur prior to November 1, 1995, unless extended by mutual written agreement.

11. TRANSFERS AND DELIVERIES BY SUNSHINE. Sunshine shall execute, where applicable, and deliver to Con Sil at the Closing the following:

     a. The Consideration provided for in Section 4 hereto consisting of:

          i. Seven hundred fifty thousand dollars ($750,000) less the sum of the monthly five thousand dollars
               ($5,000) payments made from the date of this Agreement until Closing; and

          ii.  the Royalty Deed set forth in Exhibit "B".

     b. Written Opinion of the legal counsel of Sunshine, dated as of the Closing Date, substantially stating, in his opinion, that Sunshine's corporate existence and good standing are as represented in Section 7 hereof; that Sunshine has taken all corporate action necessary to authorize the execution and performance of this Agreement; that this Agreement and the instruments delivered by Sunshine to Con Sil pursuant to or in connection with this Agreement have been duly executed and delivered by Sunshine and are valid, binding and enforceable against Sunshine in accordance with their respective terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief and specific performance); that neither the execution and delivery by Sunshine of this Agreement nor its compliance herewith, will conflict with Sunshine's Certificate of Incorporation or By-Laws, or to his knowledge will result in a default under or breach of the terms, conditions or provisions of any agreement or instrument to which Sunshine is a party or by which it may be bound; and that neither the execution and delivery of this Agreement by Sunshine nor its compliance herewith will result in a violation of any statute, regulation, law, ordinance, or, to the best of his knowledge, order, writ, judgment or decree of any court, agency or governmental authority; that Sunshine is not a party to or affected by any pending legal, administrative or other action which materially affects Sunshine's execution, delivery and performance of this Agreement.

     c. Executed Counterparts of all transfers and assignments and assumptions (where required) to transfer or assign to Sunshine the Property.

12. TRANSFERS AND DELIVERIES BY CON SIL. Con Sil shall execute, where applicable, and deliver to Sunshine at the Closing, unless otherwise provided herein, the following:

     a. Physical Possession of all tangible property constituting part of the Property.

     b. Bill of Sale for such, if any, of the personal property requiring a transfer of title to Sunshine.

     c. Deed conveying to Sunshine the interests in patented mining claims, certain fee property and unpatented mining claims to be conveyed hereunder, in the form of Exhibit
          "F" hereto.

     d. Written Opinion of legal counsel for Con Sil, dated as of the Closing Date, substantially stating, in his opinion, that Con Sil's corporate existence and good standing are as stated in Section 6 hereof; that Con Sil has taken all corporate action necessary to authorize the execution and performance of this Agreement; that this Agreement and the instruments delivered by Con Sil to Sunshine pursuant to or in connection with this Agreement have been duly executed and delivered by Con Sil and are valid, binding and enforceable against Con Sil in accordance with their terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief and specific performance); that neither the execution and delivery by Con Sil of this Agreement nor its compliance herewith will conflict with Con Sil's Certificate of Incorporation or By-Laws or result in the creation or imposition of any lien, charge or encumbrance upon the Property or, to the best of his knowledge, result in a default under, or a breach of the terms, conditions or provisions of, any agreement or instrument affecting ownership and use of the Property to which Con Sil is a party or by which it is bound; that Con Sil is not a party to, nor subject to or bound by, any judgment, injunction or decree of any court or governmental authority which may restrict or interfere with the performance of this Agreement or such other instruments and documents; that except as set forth in Exhibit "D" hereto, to the best of his knowledge, Con Sil is not a party to, or affected by, any pending legal, administrative or other action, which materially adversely affects the Property;

     e. Certificates of Title or Origin (or like documents) with respect to any item of equipment for which a certificate of title or origin is required;

     f.   Closing Letter as provided for in Section 8d.

13. PRORATIONS. Expenses which will require proration will be prorated as follows:

     a. AD VALOREM TAXES. All ad valorem taxes (both real and personal property) shall be prorated between the parties as of the Closing Date and cash settlement therefore shall be made at Closing.

     b. UTILITIES. Con Sil will request that utility companies take meter readings or follow similar procedures to invoice Con Sil for services provided through the Effective Time, which invoices shall be paid by Con Sil. Other utility bills received after the Effective Time which require proration will be paid by Sunshine. Sunshine will invoice Con Sil for its pro rata share of such invoices and will be promptly reimbursed by Con Sil.

     c. OTHER PRORATABLE EXPENSES. Invoices received after the Effective Time for other proratable expenses will be paid by Sunshine. Sunshine will invoice Con Sil for its pro rata share of such invoices and will be promptly reimbursed by Con Sil.

14. CONDITIONS TO OBLIGATIONS OF SUNSHINE. The obligation of Sunshine to close under this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following conditions precedent, unless waived by Sunshine:

     a. SHAREHOLDER APPROVAL. The Con Sil Shareholders shall have approved this Agreement.

     b. SATISFACTORY PROCEEDINGS. All actions to be taken by Con Sil in connection with the transactions contemplated hereby and all instruments and documents required to be delivered by Con Sil in connection therewith or incident thereto shall be satisfactory to Sunshine and its counsel.

     c. REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties of Con Sil contained in
          Section 6 of this Agreement shall be true and correct on and as of the Closing Date in all material respects.

15.  CONDITIONS TO OBLIGATIONS OF CON SIL.  The obligation of Con
     Sil to close under this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following conditions precedent, unless waived by Con Sil:

     a. SHAREHOLDER APPROVAL. The Con Sil Shareholders shall have approved this Agreement and the holders of no more than 333,000 shares of Con Sil Common Stock shall have exercised dissenters' rights.

     b. SATISFACTORY PROCEEDINGS. All actions to be taken by Sunshine in connection with the transactions contemplated hereby and all instruments and documents required to be delivered by Sunshine in connection therewith or incident thereto shall be satisfactory to Con Sil and its counsel.

     c. REPRESENTATIONS AND WARRANTIES CORRECT. All representations and warranties of Sunshine contained in
          Section 7 of this Agreement shall be true and correct on and as of the Closing Date in all material respects.

     d. ASSUMPTION. Sunshine shall have assumed the contracts, permits, leases and obligations set forth in Sections C and E.

16. FURTHER ASSURANCES OF CON SIL AND SUNSHINE. After the Closing Date, Con Sil shall perform such other actions, and shall execute, acknowledge and deliver such assignments, transfers, consents and other documents as Sunshine reasonably requests to convey title to purchaser and protect Sunshine's right, title and interest in, and enjoyment of, the Property intended to be assigned and transferred to Sunshine pursuant to this Agreement; and Sunshine shall perform all such other action and shall execute, acknowledge and deliver all such other documents as Con Sil may reasonably request to perfect and protect Con Sil's rights under this Agreement. Each party agrees to cooperate with the other party, at its own cost and expense, with respect to the defense of any claims or litigation commenced by any third party against the other party subsequent to the Closing Date which relates to Con Sil or the Property, and shall provide such witnesses and documents as the other party reasonably requests.

17. BOOKS, RECORDS, AND MISCELLANEOUS. On the Closing Date, or as soon thereafter as is practicable, Con Sil shall turn over to Sunshine all of the books, records, maps, personal property tax returns and files, or copies thereof (the "Documents") which relate solely to the Property. Both prior to and after the Closing Date, Con Sil agrees to make its books and records relating to the Property available for inspection by Sunshine at any reasonable time upon reasonable request, or, in lieu thereof and at Con Sil's option, shall make such copies or provide such information from such books and records as Sunshine may from time to time reasonably request. After the Closing Date, the Documents will be retained by Sunshine in part for Con Sil's benefit and will be available for review and copying by Con Sil for any proper purpose upon reasonable notice during Sunshine's normal business hours. Con Sil or Sunshine, as the case may be, shall use their best efforts not to destroy any Documents without 30 days prior written notice to the other, for a period of 5 years after the Closing Date.

18.  FEES AND EXPENSES.

     a. FEES. Sunshine shall pay all transfer fees payable in connection with the purchase and sale hereunder, and all recordation and filing fees and other fees relating to the documents.

     b. EXPENSES. Each of the parties hereto will pay its own expenses incident to the preparation and carrying out of this Agreement and the expenses and fees involved in the preparation and delivery of all documents, reports and opinions required to be delivered by or on behalf of it hereunder, whether or not the transactions contemplated hereby are consummated.

19.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;  COVENANTS AND
     AGREEMENTS.

     a. REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Sections 6 and 7 shall survive the Closing Date from the Effective Time until December 31, 1996, at which time they shall automatically terminate and shall not merge into any of the deeds, assignments, bill of sale or other instruments delivered at Closing.

     b. COVENANTS, CONDITIONS AND AGREEMENTS. The Covenants and Conditions set forth in Sections 8 and 9 (except for Sections 8c, 8e, 9e, and 9f), shall terminate as of and shall not survive the Closing Date.

     c. Except as otherwise provided in Sections 19a and 19b, all the obligations of each party under Section 20 shall survive the Closing Date.

20. INDEMNIFICATION. The parties hereto shall be indemnified as follows:

     a. Con Sil shall defend, indemnify and hold harmless Sunshine, its officers, directors, successors and assigns against all damages, claims, losses, liabilities, costs and expenses which arise out of the breach of the representations and warranties, the covenants and agreements which survive the Closing pursuant to Section 19 except for loss of profits; consequential, incidental or special damages.

     b. Sunshine shall defend, indemnify and hold harmless Con Sil, its officers, directors, successors and assigns against all damages, claims, losses, liabilities, costs and expenses which arise out of the breach of the representations and warranties, the covenants and agreements which survive the Closing pursuant to Section 19 except for loss of profits; consequential, incidental or special damages.

     c. The right of either party to indemnification hereunder is contingent on receipt by the indemnifying party of a promptly delivered written notice of a claim for indemnification from the party seeking such indemnification.

     d. Upon receipt of a notice claiming indemnification the indemnifying party shall proceed to assume the defense with respect to any third party litigation then pending with respect to such claims.

     e. The party seeking indemnification for any third party claims pursuant to this Section shall have the right, at its sole cost and expense, to participate in any legal action in respect of which indemnification is sought, provided, however, that the party from whom indemnification is sought shall have the sole right to settle or otherwise dispose of such legal action in any manner it deems appropriate without the consent of the other party.

     f. In the event that, after receipt of notice under Section 20c above, the indemnifying party fails to assume the defense of any action brought by a third party where the obligation to defend is owed to the party seeking indemnification, then the party seeking indemnification shall be entitled to its reasonable attorney's fees in addition to recoveries allowed under this Section.

21. ENVIRONMENTAL MATTERS. Sunshine acknowledges that Con Sil has advised Sunshine that: (i) the Property was used by Con Sil and previous owners or lessees for mining activities; and (ii) due to the past and present use of the Property, there may be Hazardous Substances or environmental conditions associated with the Property. Except as specifically provided or disclosed in this Section 21, Con Sil makes no warranty or representation of any type or character, written or implied, regarding Hazardous Substances situated on or environmental conditions associated with the Property, or that Con Sil has complete knowledge or information about these matters. Sunshine hereby agrees to accept the Property in an "as is" condition.

     Con Sil and Sunshine hereby agree to an allocation of their respective environmental liabilities whereby: (1) Sunshine hereby assumes all environmental, reclamation, and permit-related responsibilities, obligations and liabilities occurring on the Property which arises from or relates to any Hazardous Substance Law caused by or arising from or relating to activities on or operations or ownership of or conditions existing on the Property, whether prior to or after the Closing Date; (2) Con Sil hereby assumes all environmental and reclamation liability occurring off-site (i.e., at any location except on the Property) which arises from or relates to any Hazardous Substance caused by or arising from or relating to activities on or operations or ownership of or conditions existing on the Property prior to the Closing Date; and (3) Sunshine hereby assumes all environmental and reclamation liability occurring off-site (i.e., at any location except on the Property) which arises from or relates to any Hazardous Substance caused by or arising from or relating to activities on or operations or ownership of or conditions existing on the Property on or after the Closing Date.

     In the case of (1) or (3) above, Sunshine agrees to protect, indemnify, and hold harmless Con Sil and shall have the right and duty to defend Con Sil against all claims and actions by governmental agencies and other third parties, and to discharge all obligations and liabilities of Sunshine or Con Sil to such governmental agencies and other third parties. In the case of (2) above, Con Sil agrees to protect, indemnify, and hold harmless Sunshine and shall have the right and duty to defend Sunshine against all claims and actions by governmental agencies and other third parties, and to discharge all obligations and liabilities of Con Sil or Sunshine to such governmental agencies and other third parties.

     Any indemnification sought under this Section 21 shall be governed in applicable part by the provisions of Section 20 c through f.

     In entering into the agreements set out in this Section, neither Con Sil nor Sunshine is admitting any liability to any third parties regarding the matters addressed in this Section. Con Sil and Sunshine also agree and acknowledge that invocation of the cross indemnities outlined here may, depending on the facts, require the parties to allocate between themselves responsibility for certain claims, obligations or liabilities.

     As used herein "Hazardous Substance" means any substance, material, or waste (i) which contains gasoline, diesel fuel, or other petroleum hydrocarbons, (ii) which is flammable, explosive, radioactive, corrosive, carcinogenic, hazardous, toxic, or a pollutant or contaminant, (iii) the presence of which on the Property causes or threatens to cause a nuisance or health hazard affecting the Property, or (iv) the presence of which on the Property requires investigation or remediation under any Hazardous Substance Law, as the same may hereafter be amended, and shall include without limitation:

     a. those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances", "pollutant or contaminant" or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., as amended, and in the regulations promulgated pursuant to said laws,

     b. those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances or materials (40 C.F.R. part 302 and amendments thereto),

     c. such other substances, materials, and wastes which are or become regulated under applicable local, state, or federal law, or the United States government, or which are classified as hazardous, dangerous, infectious or toxic under federal, state or local laws or regulations,

     d.   any material, waste or substance which is (A) petroleum,
          (B) asbestos, (C) polychlorinated biphenyls or (D) designated as a "hazardous substance" or "oil" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251, et seq., (33 U.S.C. 1321) or listed pursuant to
          Section 307 of the Clear Water Act (33 U.S.C. 1317), and

     e. any "pesticide" as defined in the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136(U);

     "Hazardous Substance Law" means CERCLA; the RCRA; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., as amended; the Clean Water Act, 33 U.S.C. Sections 1251, et seq., as amended; the Clean Air Act, 42 U.S.C. Sections 7401, et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq., as amended; the National Environmental Policy Act, 42 U.S.C. Sections 4321, et seq., as amended; the Occupational Safety and Health Act, 29 U.S.C. Sections 651, et seq., as amended; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., as amended; and any other federal, state, or local law, common law, ordinance, regulation, rule or interpretation thereof, whether currently in force or enacted in the future, which pertains to health, public welfare, industrial hygiene, hazardous waste or environmental conditions or which regulates or proscribes the use, storage, disposal, clean-up, transportation, release or threatened release into the environment or presence of materials or substances which have been determined to be a nuisance or dangerous, toxic or hazardous or a pollutant or contaminant. The term includes any licenses, permits, plans, or approvals generated pursuant to or as a result of any of the above.

22. SHAREHOLDER CONSENT. The parties acknowledge that consummation of the sale of the Property contemplated by this Agreement is subject to the approval by the holders of a majority of the issued and outstanding shares of Con Sil.

23. TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated hereby will terminate as follows:

     a. On October 1, 1995, if the shareholders of Con Sil shall not have approved the Agreement

     b. On November 1, 1995, if the Closing shall not have taken place, unless such date is extended by mutual agreement.

     c. On the Closing Date by Sunshine if the conditions set forth in Section 14 shall not have been met or waived;

     d. On the Closing Date by Con Sil if the conditions set forth in Section 15 shall not have been met or waived; or

     e.   At any time, by mutual consent of the parties hereto;

24. LIABILITY ON TERMINATION. In the event of termination of this Agreement pursuant to Section 23, neither of the parties hereto shall have any liability of any kind to the other except that Sunshine shall return all books, records and documents furnished to it by Con Sil and remain bound by the obligations contained herein in Section 9e and 9f hereof.

25. SURRENDER OF POSSESSION ON TERMINATION. Upon termination of this Agreement for any reason:

     a. Sunshine will surrender peaceable possession of the Property, and Con Sil shall thereupon have the right to take full and complete possession thereof, without further consideration, subject to the rights of Sunshine to go upon the Property for a period not to exceed six months for the purpose of removing and disposing of the buildings, structures, improvements, machinery, equipment and supplies erected or placed in or upon the Property by Sunshine. Any such property not removed within the time provided shall become the sole property of Con Sil and Sunshine shall have no further right, title or interest with respect thereto, except the termination of this Agreement shall have no effect on the validity of the Amended Agreement and Easement dated January 8, 1979 by and between Sunshine and Con Sil.

     b. Sunshine shall have the right of reasonable ingress to and egress from the Property for so long after termination of this Agreement as is necessary for Sunshine to accomplish reclamation or restoration of the Property pursuant to law for activities of Sunshine on the Property, or to make such inspections as may be required of Sunshine by state or federal law.

     c. Within a reasonable time after termination, Sunshine agrees to provide Con Sil with copies of all factual data generated by Sunshine's activities on the Property prior to termination; however, Sunshine shall not be liable to Con Sil for the completeness or accuracy thereof.

     d. Con Sil shall be entitled to retain all monthly payments made pursuant to Section 4a. to date of termination.

26.  MISCELLANEOUS

     a. EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein.

     b. NO ASSIGNMENT, SUCCESSORS, ASSIGNS, ETC. The terms and conditions of this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto, their respective successors and assigns; provided, however, that this Agreement shall not be assigned or conveyed by any party to any person or entity without the prior written consent of the other party hereto, except that Sunshine may assign this Agreement without consent to any corporation controlling or controlled by it (the term control shall mean an ownership and controlling interest of greater than 50.1%). In the event of an assignment, the assigning party shall not be relieved of any of its obligations and undertakings contracted for herein.

     c. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the law of the state of Idaho applicable to agreements made and to be performed wholly within this jurisdiction. Venue to enforce any claim arising from any provision of this Agreement shall lie in Kootenai County, Idaho.

     d. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     e. NOTICES. Any notices or other communications, including a notice of change in address, shall be in writing and shall be considered to have been duly given on the earlier of (1) the date of actual receipt or (2) three days after deposit in the first-class certified U.S. mail, postage prepaid, return receipt requested:

               If to Con Sil, to:

                    Consolidated Silver Corporation
                    6500 Mineral Drive
                    Coeur d'Alene, Idaho 83814-8788
                    Attention:  President


               If to Sunshine, to:

                    Sunshine Precious Metals, Inc.
                    877 West Main - Suite 600
                    Boise, Idaho  83702


     f. AMENDMENT. This Agreement may be amended at any time prior to Closing by written instrument executed by the parties hereto.

     g. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto relating to the subject matter herein.

     h. WAIVER. Any default, misrepresentation or breach of any covenant or warranty by a party in connection with this Agreement may be waived in writing by the other party. No such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of any covenant or warranty, or affect any rights arising by virtue of any prior or subsequent default, misrepresentation or breach of any covenant or warranty.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

CONSOLIDATED SILVER                SUNSHINE PRECIOUS
  CORPORATION                         METALS, INC.




By: /s/ Ralph Noyes                By: /s/ John S. Simko
   ---------------------------        -----------------------